UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2019 (November 14, 2019)

KINDER MORGAN CANADA LIMITED
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation)	000-55864 (Commission File Number)	N/A (I.R.S. Employer Identification No.)

Suite 3000, 300 - 5th Avenue S.W.
Calgary, Alberta T2P 5J2
(Address of principal executive offices, including zip code)

403-514-6780
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: Restricted Voting Shares

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Representatives of Kinder Morgan, Inc. (“KMI”), which owns a controlling interest in Kinder Morgan Canada Limited (“KML”), intend to participate in investor meetings at the Bank of America Merrill Lynch Global Energy Conference on Thursday, November 14, 2019 in Miami, Florida to discuss the business and affairs of KMI. In addition, representatives of KMI intend to participate in investor meetings at the RBC Capital Markets Midstream Conference on Thursday, November 21, 2019 in Dallas, Texas to discuss the business and affairs of KMI. Both of these events may include discussion of KML’s business. The materials to be presented at these events will be available before noon CST on the Wednesday before the first event, on KML’s website at https://ir.kindermorgancanadalimited.com/presentations-and-webcasts or KMI's website at: https://ir.kindermorgan.com/presentations-webcasts. The live presentation for the Bank of America Merrill Lynch Global Energy Conference will also be accessible by audio webcast (both live and on-demand) on KMI’s website at the same web address. The live presentation is scheduled to begin at 2:45 p.m. EST on Thursday, November 14, 2019, and an archived webcast will remain available for 90 days on KMI’s website at the above address.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN CANADA LIMITED

Dated: November 12, 2019	By:	/s/ Dax A. Sanders
Dax A. Sanders Chief Financial Officer

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